UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2012

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K, a press release dated August 14, 2012, by the Company’s majority-owned subsidiary, Biovest International, Inc. (“Biovest”), titled “Biovest Conducts End of Phase III Review with FDA of BiovaxID™ as Consolidation Therapy in Non-Hodgkin’s Lymphoma”. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01.	Other Events.

The Company’s majority-owned subsidiary, Biovest International, Inc. (“Biovest”) updated its regulatory strategy as follows:

Under Biovest’s investigational new drug application (“IND”) for BiovaxID™, two Phase 2 clinical trials and one Phase 3 clinical trial have been completed studying BiovaxID for the indications of follicular lymphoma (“FL”) and mantle cell lymphoma (“MCL”). BiovaxID has demonstrated statistically significant Phase 3 clinical benefit by prolonging disease-free survival in FL patients treated with BiovaxID compared to vaccinated controls. Biovest believes that these clinical trials demonstrate the safety and efficacy of BiovaxID.

Based on Biovest’s scientific advice meetings with multiple European Union (“EU”) -Member national medicines agencies, Biovest filed its formal notice of intent to file a Marketing Authorization Application (“MAA”) with the European Medicines Agency (“EMA”), which begins the EU marketing application process. In response to Biovest’s notice of intent to file for marketing approval, the EMA notified Biovest that it is eligible to submit its planned MAA for BiovaxID under the EMA’s centralized procedure, as an orphan medicinal product for the treatment of FL. Under the EMA centralized procedure, the marketing approval of BiovaxID can be simultaneously obtained throughout all EU-member countries with a single MAA. As part of the EMA’s centralized procedure, Biovest’s planned MAA for BiovaxID will be assessed by the EMA’s Committee for Medicinal Products for Human Use (“CHMP”), which designates from within its membership, a Rapporteur and Co-Rapporteur. The Rapporteur and Co-Rapporteur are assigned with the primary responsibility of preparing and delivering an approvability evaluation report, supported by a team of assessors from their National Authority. The EMA has also notified Biovest regarding the EMA’s official designation of the Rapporteur and Co-Rapporteur to Biovest’s planned MAA for BiovaxID. Subsequent to completion of the pre-submission process, Biovest could receive a decision regarding EU marketing approval for BiovaxID within 12 months after the MAA submission, assuming its pre-submission, formal marketing application and the rigorous review process advance forward in a timely and positive manner. Additionally, based on a scientific advice meeting conducted with Health Canada, Biovest has announced plans to file a New Drug Submission (“NDS”) seeking marketing approval in Canada.

Biovest conducted a formal clinical guidance meeting with the U.S. Food and Drug Administration (“FDA”) in order to define the path for BiovaxID’s U.S. registration. In its guidance, the FDA recommended that Biovest conduct a second Phase 3 clinical trial to complete the clinical data gained through Biovest’s Phase 3 clinical trial and Biovest’s BiovaxID development program to support the filing of a biologics licensing application (“BLA”). Further, in its guidance, the FDA offered to meet with Biovest to discuss specific design aspects of this confirmatory second Phase 3 clinical trial. Biovest plans to meet with the FDA within the next several months to advance the clinical development of BiovaxID and to discuss a clinical trial protocol that meets the FDA’s requirements and to establish agreed-upon endpoints. Concurrent with complying with the FDA’s guidance, Biovest will continue to advance seeking marketing approvals for BiovaxID in the EU and Canada with the planned filings of an MAA and NDS, respectively, supported by evidence of clinical benefit from the three human clinical trials conducted to date in collaboration with the U.S. National Cancer Institute (“NCI”).

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature constitute “forward-looking statements”. Such statements include, but are not limited to, statements about Cyrevia™, BiovaxID™, AutovaxID®, SinuNasal™, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials, the intent to treat analysis, accelerated approval and all aspects of the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey, Esq.
Chief Executive Officer, President and General Counsel

Date: August 14, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Biovest International, Inc. Press Release dated August 14, 2012, titled, “Biovest Conducts End of Phase III Review with FDA of BiovaxID™ as Consolidation Therapy in Non-Hodgkin’s Lymphoma”